Exhibit 10.8

October 13, 2017

LOMBARD MEDICAL TECHNOLOGIES INC.

15420 Laguna Canyon Road, Suite 260

Irvine, CA 92618

ALTURA MEDICAL, INC.

923 Hamilton Ave.

Menlo Park, CA 94025

Attn: Kurt Lemvigh, CEO

Re: Success Fee

Dear Kurt:

This is the “Success Fee Letter” referred to in that certain Loan and Security Agreement (as the amended, modified, supplemented or restated from time to time, the “Loan Agreement”), dated as of April 24, 2015, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent, the lenders listed on Schedule 1.1 thereof or otherwise a party hereto from time to time including Oxford in its capacity as a lender, and Lombard Medical Technologies Inc., a Delaware corporation with an office located at 15420 Laguna Canyon Road, Suite 260, Irvine CA 92618 (“Lombard Medical”) and ALTURA MEDICAL, INC., a Delaware corporation with offices located at 923 Hamilton Ave., Menlo Park, CA 94025 (“Altura” and together with Lombard Medical, individually and collectively, jointly and severally, “Borrower”). Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

In addition to any fees, transaction costs, good faith deposits or other amounts payable by Borrower (or any of its affiliates) to Oxford under the terms of the Loan Agreement or any other Loan Document, Borrower hereby agrees to pay to Oxford a success fee (the “Success Fee”) in the amount of Three Hundred Thousand Dollars ($300,000.00), which shall be in addition to any other fees or amounts due under any Loan Document, upon the earliest of: (i) the Maturity Date, (ii) the acceleration of any Term Loan, (iii) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d) of the Loan Agreement, or (iv) the occurrence of a Liquidity Event.

The Success Fee will be paid in immediately available funds and shall not be subject to reduction by way of setoff or counterclaim. All or any portion of the fees received by Oxford hereunder may be allocated, in the sole discretion of Oxford, to any affiliate of Oxford or any other lender in connection with the syndication of Term Loans.

As used herein, “Liquidity Event” shall mean any of the following: (a) a sale or other disposition by Borrower or any Guarantor of all or substantially all of its assets; (b) a merger or consolidation of Borrower or any Guarantor into or with another person or entity, where the holders of Borrower’s or such Guarantor’s, as applicable, outstanding voting equity securities as of immediately prior to such merger or consolidation hold less than a majority of the issued and outstanding voting equity securities of the successor or surviving person or entity as of immediately following the consummation of such merger or consolidation; or (c) any sale, in a single transaction or series of related transactions, by the holders of Borrower’s or any Guarantor’s outstanding voting equity securities, to one or more buyers, of such securities, where such holders do not, as of immediately following the consummation of such transaction(s), continue to hold at least a majority of Borrower’s or such Guarantor’s issued and outstanding voting equity securities.

This Success Fee Letter, together with the Loan Documents, constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede any and all previous discussions, communications, understandings or proposals, written or oral, relating in any way to the Term Loans or the subject matter hereof or thereof. This Success Fee Letter shall govern in the event of any inconsistency with the Loan Documents.

Borrower agrees that this Success Fee Letter is confidential and Borrower agrees that neither this Success Fee Letter nor its contents will be disclosed publicly or privately except: (a) to those individuals who are Borrower’s or any of its Subsidiaries’ officers, employees, directors, stockholders, affiliates, attorneys, accountants, agents or advisors who have a need to know as a result of being involved in the proposed transaction contemplated by the Loan Documents and then only on the condition that such matters and the contents hereof may not be further disclosed and that such persons are under a binding obligation to keep the contents hereof confidential; (b) in any legal, judicial or administrative proceeding pursuant to a legally binding request for the disclosure hereof; or (c) in any filings of Borrower with the Securities and Exchange Commission to the extent that this Success Fee Letter or any of its contents are required to be included in such filings under applicable rules and regulations of the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, to the extent that any disclosure hereof requires to be made pursuant to clause (b) or clause (c) above, Borrower shall make its good faith and commercially reasonable efforts to (i) notify Oxford at least five (5) days in advance of making such disclosure and (ii) make the least disclosure required under the circumstances.

It is understood that this Success Fee Letter shall not constitute or give rise to any obligation to provide or arrange any financing.

This Success Fee Letter (i) may be executed in multiple counterparts, each of which shall be deemed an original and all of which counterparts shall constitute one and the same document, (ii) may be delivered by facsimile or electronic (including “PDF”) transmission and such delivery shall be equally effective as delivery of a manually executed counterpart hereof, (iii) may not be amended, modified or waived except by an agreement in writing signed by each of the parties hereto, (iv) may not be assigned by Borrower without the prior written consent of Oxford (and any purported assignment without such consent shall be null and void), and (v) is subject to the governing law, submission to jurisdiction, forum and other provisions of Section 11 of the Loan Agreement.

[Signature Page follows]

Very truly yours,

OXFORD FINANCE LLC

By:	/s/ Colette H. Hastings
Name:	Colette H. Hastings
Title:	Senior Vice President

ACCEPTED and AGREED:

BORROWER:

LOMBARD MEDICAL TECHNOLOGIES INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

BORROWER:

ALTURA MEDICAL, INC.

By	/s/ Kurt Lemvigh
Name:	Kurt Lemvigh
Title:	CEO

[Signature page to Success Fee Letter]